Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
COPANO ENERGY, L.L.C.
AND
CIMMARRON GATHERING GP, LLC,
TAOS GATHERING, LP
AND
CIMMARRON TRANSPORTATION, LLC

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 1, 2007, by and among Copano Energy, L.L.C., a Delaware limited liability company (“Copano”), and Cimmarron Gathering GP, LLC, Taos Gathering, LP and Cimmarron Transportation, LLC (each a “Contributor” and collectively, the “Contributors”).
     WHEREAS, this Agreement is made in connection with the issuance to the Contributors of the Class C Units pursuant to the Contribution Agreement, dated as of April 5, 2007, by and among Copano and the Contributors (the “Contribution Agreement”);
     WHEREAS, Copano has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Contributors pursuant to the Contribution Agreement; and
     WHEREAS, it is a condition to the obligations of each Contributor under the Contribution Agreement that this Agreement be executed and delivered.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Contribution Agreement. The terms set forth below are used herein as so defined:
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, “control” means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
     “Agreement” has the meaning specified in the introductory paragraph.
     “Copano” has the meaning specified in the introductory paragraph.
     “Copano Delay Notice” has the meaning specified in Section 2.01(c) hereof.
     “Class C Units” means units representing equity interests in Copano designated as Class C Units under the Copano LLC Agreement and having the rights and obligations specified therein with respect to Class C Units.
     “Commission” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.
     “Common Units” has the meaning specified in the Copano LLC Agreement.

     “Contribution Agreement” has the meaning specified therefor in the Recitals of this Agreement.
     “Contributor” and “Contributors” have the meanings specified therefor in the introductory paragraph of this Agreement.
     “Demand Notice” has the meaning set forth in Section 2.01(a) hereof.
     “Demand Registration” has the meaning set forth in Section 2.01(a) hereof.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the Commission promulgated thereunder.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, enterprise or unincorporated organization.
     “Holder” means the record holder of any Registrable Securities.
     “Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
     “Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.
     “Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including, without limitation, post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Registrable Securities” means, collectively, each Common Unit underlying the Class C Units issued pursuant to the Contribution Agreement provided that such Common Unit is held by a Contributor (or its permitted assignee pursuant to Section 2.10), all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.
     “Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Registration Statement” means a registration statement of Copano under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
     “Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Commission promulgated thereunder.
     “Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.
     “Shelf Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).
     “Underwritten Offering” means an offering in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has been declared effective by the Commission, or is automatically effective upon filing, and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) such Registrable Security is held by Copano or one of its subsidiaries; (d) such Registrable Security has been transferred in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; or (e) such Registrable Security becomes eligible for resale pursuant to Rule 144(k) (or any similar provisions then in force).
ARTICLE II
REGISTRATION RIGHTS
     Section 2.01 Demand Registration.
               (a) Requests for Registration. Subject to the limits set forth herein, the Contributors shall have the right by delivering a written notice to Copano (a “Demand Notice”) to require Copano to register, pursuant to the terms of this Agreement under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement provided that the sale of such Registrable Securities is reasonably expected to result in aggregate gross cash proceeds in excess of ten million dollars ($10,000,000) (a “Demand Registration”).
          Following receipt of a Demand Notice for a Demand Registration, Copano shall use its reasonable commercial efforts to file a Shelf Registration Statement within 60 days of receipt of a Demand Notice, and, if such Shelf Registration Statement is not automatically effective upon filing, shall use its reasonable commercial efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.
          The Contributors shall be entitled to one Demand Registration; provided that no Demand Registration shall be exercised unless such Demand Registration is agreed to by the Holders of a majority of the outstanding Registrable Securities. No Demand Registration shall be deemed to have occurred for purposes of this Section 2.01 if the Shelf Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 2.01(a) or (iii) the offering of the Registrable Securities pursuant to such Shelf Registration Statement is subject to a stop order, injunction or similar order or requirement of the Commission during such period. In the case of each of clauses (i), (ii) and (iii), the Contributors shall be entitled to an additional Demand Registration.
          Any request made pursuant to this Section 2.01 will specify the amount of Registrable Securities to be registered and the intended methods of disposition thereof.
          Copano shall be required to maintain the effectiveness of the Shelf Registration Statement with respect to any Demand Registration until all Registrable Securities included in such Shelf Registration Statement have actually been sold or there are no longer any Registrable Securities outstanding.
               (b) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an Underwritten Offering pursuant to Section 2.03, and the Managing Underwriter or underwriters advise the holders of such securities that in its or their view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such offering pursuant to incidental or piggyback registration rights), then the number of Registrable Securities that in the opinion of such Managing Underwriter can be sold without adversely affecting such offering shall first include Registrable Securities requested to be included by the Contributors, pro rata based on the number of Registrable Securities requested to be included by each Contributor and, only if all such Registrable Securities are included, thereafter may include any other securities proposed to be included.
               (c) Delay Rights. Notwithstanding anything to the contrary contained herein, Copano: (i) may delay its obligation to file any Shelf Registration Statement if (A) within 30 days of receipt of a Demand Notice, Copano notifies (the “Copano Delay Notice”) the Contributors of Copano’s intention of effecting a public offering within 60 days, provided, that prior to the receipt of such request, Copano has taken affirmative steps in contemplation of such public offering, (B) Copano is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Copano determines in good faith that Copano’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, or (C) Copano has experienced some other material non-public event the disclosure of which at such time is not required by law or, in the good faith judgment of Copano, would materially adversely affect

Copano, then, in each case, Copano may defer filing the Shelf Registration Statement for up to 60 days from receipt of the Copano Delay Notice; provided, however, that Copano shall not exercise its right to delay filing the Shelf Registration Statement more than once in any 12 month period; (ii) may, upon written notice to any Contributor whose Registrable Securities are included in the Shelf Registration Statement, suspend such Contributor’s use of any Prospectus which is a part of the Shelf Registration Statement (in which event the Contributor shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement) for up to 60 days from receipt of such notice if (A) Copano is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Copano determines in good faith that Copano’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (B) Copano has experienced some other material non-public event the disclosure of which at such time is not required by law or, in the good faith judgment of Copano, would materially adversely affect Copano; provided, however, that Copano shall not exercise its right to suspend any Contributor’s use of any Prospectus more than twice in any 12-month period. Upon disclosure of such information or the termination of the condition described in this Section 2.01(c), Copano shall provide prompt notice to the Contributors whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
     Section 2.02 Piggyback Rights.
     (a) Participation. If at any time Copano proposes to file (i) a prospectus supplement to an effective “shelf” registration statement, or (ii) a registration statement, other than a “shelf” registration statement, in either case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than three (3) Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b), (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) (if no preliminary prospectus supplement is used) or (z) such registration statement as the case may be, then, Copano shall give notice of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Copano has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will adversely affect the price, timing or distribution of the Common Units, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b). Each Holder shall then have three (3) Business Days after receipt the notice to request inclusion of Registrable Securities in the Underwritten Offering, except that each Holder shall have one (1) Business Day after receipt of the notice to request inclusion of Registrable Securities in the Underwritten Offering in the case of a “bought deal” or “overnight transaction”. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Copano shall determine for any reason not to undertake or to delay such Underwritten Offering, Copano may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such

Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Copano of such withdrawal up to and including the time of pricing such offering.
     (b) Priority of Piggyback Rights. If the Managing Underwriter or underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises Copano that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Copano can be sold without having such adverse effect, with such number to be allocated (i) first, to Copano; (ii) second, to Copano’s pre-IPO investors as provided in (A) the Stakeholders’ Agreement dated July 30, 2004, and (B) Article XIV of the Copano LLC Agreement; and (iii) third, pro rata among (A) those party to that certain Registration Rights Agreement dated December 29, 2005 by and among Copano and the purchasers named therein who have requested participation in such Underwritten Offering, (B) those party to that certain Registration Rights Agreement dated August 1, 2005, by and among Copano and the purchasers named therein who have requested participation in such Underwritten Offering, and (C) the Selling Holders party to this Agreement, based, for each such party and each Selling Holder, on the fraction derived by dividing (x) the number of Common Units proposed to be sold by such party or Selling Holder in such Underwritten Offering by (y) the aggregate number of Common Units proposed to be sold by all such parties and all Selling Holders in such Underwritten Offering pursuant to this clause (iii). As of the date of execution of this Agreement, there are no other Persons with Registration Rights other than as described in this Section 2.02(b).
     Section 2.03 Underwritten Offering.
     (a) Demand Registration. If a Selling Holder elects in a Demand Registration to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering and reasonably anticipates gross proceeds of greater than twenty million dollars ($20,000,000) from such Underwritten Offering, Copano shall, at the request of such Selling Holder, enter into an underwriting agreement in customary form with the Managing Underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and shall take all such other reasonable actions as are requested by the Managing Underwriter to expedite or facilitate the disposition of the Registrable Securities; provided, however, Copano management will not be required to participate in any roadshow or similar marketing effort on behalf of any Selling Holder.
     (b) General Procedures. In connection with any Underwritten Offering under this Agreement, Copano shall be entitled to select the Managing Underwriter or underwriters. In connection with an Underwritten Offering under Section 2.03 hereof, each Selling Holder and Copano shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Copano to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Copano or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Copano and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the time in the last sentence of Section 2.02(a) hereof to be effective. No such withdrawal or abandonment shall affect Copano’s obligation to pay Registration Expenses.
     Section 2.04 Sale Procedures. In connection with its obligations contained in Section 2.01 and Section 2.03, Copano will, as expeditiously as possible:
     (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the period set forth in Section 2.01(a) and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
     (b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the Prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;
     (c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing

Underwriter, shall reasonably request and keep such registration or qualification in effect for as long as the Shelf Registration Statement or other registration statement remains in effect; provided, however, that Copano will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
     (d) promptly notify each Selling Holder and each underwriter, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any Prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective (unless it is effective upon filing); and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any other registration statement or any Prospectus or prospectus supplement thereto;
     (e) immediately notify each Selling Holder and each underwriter, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the Prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Copano of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Copano agrees to as promptly as practicable amend or supplement the Prospectus or prospectus supplement or take other appropriate action so that the Prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
     (f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
     (g) in the case of an Underwritten Offering, upon request, (i) furnish opinions of counsel of Copano and a negative assurance letter of counsel to Copano and updates thereof covering the matters customarily covered in opinions and negative assurance letters requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, and (ii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of Copano (and, if necessary, any other independent certified public accountants of any subsidiary of Copano or of any business acquired by Copano for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings and such other matters as may reasonably be requested by the underwriters;
     (h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
     (i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Copano personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that Copano need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Copano;
     (j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Copano are then listed;
     (k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Copano to enable the Selling Holders to consummate the disposition of such Registrable Securities;
     (l) provide a transfer agent and registrar for all Registrable Securities covered by such Shelf Registration Statement not later than the effective date of such Shelf Registration Statement; and
     (m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
     Each Selling Holder, upon receipt of notice from Copano of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by Copano that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the Prospectus, and, if so directed by Copano, such Selling Holder will, or will request the Managing Underwriter or underwriters, if any, to deliver to Copano (at Copano’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
     Section 2.05 Cooperation by Holders. Copano shall have no obligation to include in the Shelf Registration Statement units of a Holder or in a Underwritten Offering pursuant to

Section 2.02 or Section 2.03 units of a Selling Holder who has failed to timely furnish such information that, in the opinion of counsel to Copano, is reasonably required in order for the Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.
     Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in a Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30 calendar day period following completion of a public offering of equity securities by Copano except as specifically provided herein; provided, however, (i) that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of Copano on whom a restriction is imposed and (ii) the restrictions contained in this Section 2.06 shall not prevent a Holder from selling during such 30 calendar day period an aggregate of the lesser of a number of Common Units equal to (a) Copano’s average weekly trading volume over the prior four trading weeks on the Nasdaq National Market or other applicable exchange or (b) one percent of Copano’s outstanding Common Units measured as of the date of such sale and, provided further, that if a Holder has submitted a notice to request inclusion in an Underwritten Offering pursuant to Section 2.02(a) but is unable to sell any of such Common Units as a result of the priority provisions contained in Section 2.02(b), then such Holder shall not be subject to the restrictions contained in this Section 2.06.
     Section 2.07 Expenses.
     (a) Certain Definitions. “Registration Expenses” means all expenses incident to Copano’s performance under or compliance with this Agreement to effect the registration of Registrable Securities the Shelf Registration Statement pursuant to Section 2.01, an Underwritten Offering pursuant to Section 2.02 or Section 2.03, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and The Nasdaq National Market fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for Copano, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. Except as otherwise provided in Section 2.08 hereof, Copano shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. In addition, Copano shall not be responsible for any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.
     (b) Expenses. Copano will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
     Section 2.08 Indemnification.

     (a) By Copano. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Copano will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees and agents, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, its directors, officers, employees or agents, or any underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, officers, employees or agents, or any underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Copano will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees or agents, or any underwriter or controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder, its directors, officers, employees or agents, or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
     (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Copano, its directors, officers, employees and agents, and each Person, if any, who controls Copano within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from Copano to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
     (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
     (d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall a Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

     (e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Copano agrees to use its commercially reasonable efforts to:
     (a) Make and keep public information regarding Copano available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
     (b) File with the Commission in a timely manner all reports and other documents required of Copano under the Securities Act and the Exchange Act at all times from and after the date hereof; and
     (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Copano, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause Copano to register Registrable Securities granted to the Contributors by Copano under this Article II may not be transferred or assigned by any Contributor unless (a) each such transferee or assignee is a partner (either general or limited), member or Affiliate of such Contributor, (b) Copano is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Contributor under this Agreement.
     Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, Copano shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of Copano that would allow such current or future holder to require Copano to include securities in any registration statement filed by Copano on a basis that is superior in any way to the piggyback rights granted to the Contributors hereunder.
ARTICLE III
MISCELLANEOUS
     Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
     (a) if to Contributor, to the address set forth under that Contributor’s signature block in accordance with the provisions of this Section 3.01,

     (b) if to a transferee of Contributor, to such Holder at the address provided pursuant to Section 2.10 above, and
     (c) if to Copano, at 2727 Allen Parkway, Suite 1200, Houston, Texas 77019, notice of which is given in accordance with the provisions of this Section 3.01.
     All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.
     Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Contributor under this Agreement may be transferred or assigned by such Contributor in accordance with Section 2.10 hereof.
     Section 3.04 Aggregation. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     Section 3.05 Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Copano or any successor or assign of Copano (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.
     Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
     Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts) and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 3.09 Governing Law. The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.
     Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Copano set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by Copano and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COPANO ENERGY, L.L.C.
By:	/s/ John R. Eckel, Jr.
	Name:	John R. Eckel, Jr.
	Title:	Chairman of the Board and Chief Executive Officer

Signature Page to
Registration Rights Agreement

CIMMARRON GATHERING GP, LLC
By:	/s/ Richard K. Gordon
	Name:	Richard K. Gordon
	Title:	Chief Executive Officer

c/o Richard K. Gordon 2727 Allen Parkway, Suite 1350 Houston, Texas 77019 and c/o John Schmitz 201 W. California Street Gainesville, Texas 76240
Signature Page to
Registration Rights Agreement

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TAOS GATHERING, LP By: Taos Gathering GP, LLC, its general partner
By:	/s/ Richard K. Gordon
	Name:	Richard K. Gordon
	Title:	Chief Executive Officer

c/o Richard K. Gordon 2727 Allen Parkway, Suite 1350 Houston, Texas 77019
Signature Page to
Registration Rights Agreement

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CIMMARRON TRANSPORTATION, LLC
By:	/s/ John D. Schmitz
	Name:	John D. Schmitz
Title Manager and President

c/o John Schmitz 201 W. California Street Gainesville, Texas 76240
Signature Page to
Registration Rights Agreement

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